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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonstatutory Stock Option Agreements of Tekelec, of our report dated February 24, 2003 (except for Note 13 as to which the date is June 11, 2003), with respect to the financial statements of Santera Systems Inc. for the year ended December 31, 2002 included in the Current Report on Form 8-K/A of Tekelec filed with the Securities and Exchange Commission on June 25, 2003.

                                          /s/ Ernst & Young LLP

Dallas, Texas
September 29, 2003